IN THE UNITED STATES COURT OF FEDERAL CLAIMS



       McDonnell Douglas Corporation and
         General Dynamics Corporation,
                                                No. 91-1204C
                  Plaintiffs,
                                                Filed: December 9, 1994
                      vs.

           UNITED STATES OF AMERICA,

                  Defendant.




                                    ORDER

           Plaintiffs allege in Count XVII that they were improperly terminated for default. We held trial beginning September 1993 and agreed to defer substantive rulings to facilitate settlement negotiations. The Navy urged further delay in July, and plaintiffs objected. Additional delay in ruling on Count XVII is not warranted.

           Testimony and other evidence at trial showed that the A-12 contract was not terminated because of contractor default. The contract was terminated because the Office of the Secretary of Defense withdrew support and funding from the A-12. Prior to that, the Navy did not believe that the contractors' performance justified termination for default.

           Detailed findings of fact will be submitted following trial on the remaining issues. The decision terminating the contract for default was not properly made and therefore is VACATED.

           IT IS SO ORDERED.



                                                /s/  Robert H. Hodges, Jr.
                                                Robert H. Hodges, Jr.
                                                Judge